Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended December 31, 2006 of the Westcore Trust (the "Company").

I, Todger Anderson, the President and Principal Executive Officer of the Company, certify that:

(i)         the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)        the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:              March 9, 2007

By:                   /s/ Todger Anderson

Todger Anderson

President/Principal Executive Officer

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended December 31, 2006 of the Westcore Trust (the "Company").

I, Jasper R. Frontz, the Treasurer and Principal Financial Officer of the Company, certify that:

(i)         the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)        the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:              March 9, 2007

By:                   /s/Jasper R. Frontz

                        Jasper R. Frontz

Treasurer/Principal Financial Officer